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                                                                     EXHIBIT 4.6

     SERIES D PREFERRED STOCK PURCHASE AGREEMENT dated its of May 27 ,1998, among GENOMIC SOLUTIONS INC., a Delaware corporation (the "Corporation"), and each of the investors identified on SCHEDULE I (each, an "Investor", and, collectively, the "Investors").

     The Corporation desires to sell to the Investors and the Investors desire to purchase from the Corporation an aggregate of up to 1, 100,000 shares of the Corporation's Series D Convertible Preferred Stock, $.001 par value (the "Series D Preferred Stock"), with the voting powers, designations, preferences, limitations, and relative participating, optional or other rights set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation") attached as EXHIBIT A, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                    ISSUANCE AND SALE OF THE PREFERRED SHARES

1.1  AUTHORIZATION OF ISSUANCE OF PREFERRED STOCK; RESERVATION OF COMMON STOCK.

           (a) Subject to the terms and conditions hereof, the Corporation has authorized the issuance of an aggregate of up to 1,100,000 shares of Series D Preferred Stock (the "Securities") at a per share price of $6.00.

           (b) The Corporation shall reserve 1,100,000 shares of Common Stock, $.001 par value ("Common Stock"), for issuance upon conversion of the Securities.

1.2  SALE OF SECURITIES.

     Simultaneously with the execution and delivery of this Agreement, the Corporation is issuing and selling that number of Securities to the Investors, as set forth on SCHEDULE I attached hereto at a per share price of $6.00.

                                   ARTICLE II

                          DELIVERY; ADDITIONAL CLOSINGS

2.1  DELIVERY.

     Concurrent with execution and delivery of this Agreement by an Investor hereunder, the Corporation is delivering to such Investor a certificate representing the Securities registered in such Investor's name equal to the number of Securities set forth opposite the name of Such Investor on Schedule I attached hereto, against payment of the purchase price for such Securities by (at the option of the Corporation) either cashier's check payable in immediately available funds to the order of the Corporation or by a wire transfer of funds to the order of the Corporation.

2.2  ADDITIONAL CLOSINGS.

     The Corporation may sell up to the balance of the authorized shares of Series D Preferred Stock not sold on the date hereof, as it shall elect, at a price not less than $6.00 per share. Upon execution of a signature page counterpart and without need for an amendment hereto except to

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add such investor's name to Schedule I attached hereto, any such investor shall become a party to this Agreement, shall be deemed an "Investor" for purposes of this Agreement and shall have the rights and obligations of an Investor hereunder. At each additional closing hereunder, at the request of the Investor, the Corporation shall deliver to the Investor acquiring Securities at such closing an officer's certificate certifying to such Investor that there has been no material adverse change in the business, operations or conditions of the Corporation since the date hereof.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

     Except as otherwise expressly indicated in the Schedules attached hereto, the Corporation hereby represents and warrants to the Investors as follows:

3.1  ORGANIZATION AND STANDING; CHARTER AND BYLAWS.

     The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Corporation is authorized to exercise all of its corporate powers, rights and privileges. The Corporation has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. True and accurate copies of the Certificate of Incorporation and the Bylaws of the Corporation, each as in effect on the date hereof, have been delivered to the Investors.

3.2  CAPITALIZATION.

     The authorized capital stock of the Corporation on the date hereof consists of 40,000,000 shares of Common Stock, par value $.001 per share ("Common Stock") and 10,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). On the date hereof, 2,840,448 shares of Common Stock will be outstanding. Of the authorized Preferred Stock, 1,100,000 shares have been designated Series D Preferred Stock, 4,070,339 shares have been designated Series C Preferred Stock, 1,680,880 shares have been designated Series B Preferred Stock and 50,000 have been designated Series M Preferred Stock. On the date hereof, giving effect to the issuance of the Securities hereunder, 1,100,000 shares of Series D Preferred Stock are outstanding, 4,070,339 shares of Series C Preferred Stock are outstanding, 1,680,880 shares of Series B Preferred stock are outstanding and 50,000 shares of Series M Preferred Stock are outstanding. The Securities have the rights, preferences and privileges set forth in the Certificate of Incorporation. The Corporation has reserved 1,100,000 shares of Common Stock for issuance upon conversion of the Series D Preferred Stock, 4,070,339 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock, 5,093,576 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, and 270,027 shares of Common Stock for issuance upon conversion of the Series M Preferred Stock. As a result of the Corporation's merger with B.I. Systems Corporation, a Delaware corporation ("BISC"), the Corporation assumed the 1994 Omnibus Equity Incentive Plan of BISC (the "BISC Plan"). The BISC Plan was adopted by the Board of Directors and shareholders of BISC in July 1994 and amended in April 1997. On January 15, 1998, the Corporation's Board of Directors adopted the Genomic Solutions Inc. Non-Employee Stock Option Plan (the "Non-Employee Plan") and the 1998 Genomic Solutions Inc. Stock Option Plan (the "Employee Plan"). On the date of the Closing, options to acquire 907,100 shares of Common Stock are outstanding pursuant to the BISC Plan, options to acquire 1,081,750 shares of Common Stock are outstanding pursuant to the Employee Plan and options to acquire 170,000 shares of Common Stock are outstanding Pursuant to the Non-Employee Plan. The Corporation has reserved 2,158,850 shares of Common Stock for issuance upon exercise of these options. Except as set forth and in Schedule
3.2 herein, there are no outstanding rights, options, warrants, preemptive rights, conversion rights or agreements for the purchase, acquisition or receipt from the Corporation of any shares of capital

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stock or any other securities of the Corporation. The Corporation is not a party to any existing agreement with any person or entity which requires the Corporation to purchase from such person or entity any of its capital stock, any securities convertible into or exchangeable or exercisable for any of its capital stock, or any right, options or warrants for its capital stock. All outstanding securities of the Corporation, including the Securities, have been issued in accordance with all applicable state and Federal securities laws.

3.3  CORPORATE POWER: AUTHORIZATION.

     The Corporation has all requisite legal and corporate power to enter into this Agreement, to issue and sell the Securities as provided hereunder, and to carry out and perform its obligations under the terms of this Agreement. All corporate action on the part of the Corporation and its officers, directors and shareholders that is necessary for the authorization, execution and delivery of this Agreement by the Corporation, for the performance of the Corporation's obligations hereunder and for the issuance and delivery of the Securities has been taken; and this Agreement constitutes a legal and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms subject to: (i) judicial principles respecting or limiting the availability of specific performance, injunctive relief and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights. The Corporation is not in violation of any term of its Certificate of Incorporation or Bylaws, or in violation of any term of any judgment, decree, order, statute, rule or government regulation applicable to the Corporation or to which the Corporation is a party. The Corporation is not in violation of any term of any agreement or instrument applicable to the Corporation or to which the Corporation is a party where such violation is likely to be materially adverse to the Corporation's financial condition, business or operations.

3.4  VALIDITY OF SECURITIES.

     The Securities, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be free and clear of any liens, encumbrances or restrictions of any kind; provided, however, that the Securities may be subject to restrictions on transfer under state and federal securities laws and the Shareholders Agreement dated as of December 24, 1997 (the "Shareholders Agreement"), among the Corporation and the Shareholders (as defined therein). The Common Stock issuable upon conversion of the Securities has been duly and validly reserved and, upon issuance in accordance with the terms of the Certificate of Incorporation, will be duly and validly issued, fully paid and non-assessable and will be free and clear of any liens, encumbrances or restrictions of any kind; provided, however, that the Common Stock may be Subject to restrictions on transfer under state and federal securities laws and the Shareholders Agreement.

3.5  CONSENTS AND WAIVERS.

     The Corporation has obtained any and all consents, permits and waivers and made all filings necessary or appropriate for consummation of the transactions contemplated by this Agreement.

3.6  LITIGATION.

     There is no action, suit or proceeding pending or, to the knowledge of the Corporation, threatened against the Corporation or related to the business conducted by the Corporation. The Corporation is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding

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or investigation by the Corporation currently pending or which the Corporation intends to initiate.

3.7  SHAREHOLDER LISTS AND AGREEMENTS.

     Set forth on Schedule 3.7 is a true and complete list of all shareholders of the Corporation and persons holding options or warrants to acquire shares of the Corporation, showing the number of shares of capital stock held, or acquirable upon exercise of the option or warrant, by each such person in each case as of the date of this Agreement.

3.8  SUBSIDIARIES.

     Except as set forth on Schedule 3.8, the Corporation hits no subsidiaries and does not own, directly or indirectly, any interest in any corporation, association or business entity.

3.9  FINANCIAL STATEMENTS.

          (a) Schedule 3.9 attached hereto contains true, correct and complete copies of:

                  (i) the balance sheet of the Corporation, as of December 31, 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows of the Corporation for the period covered thereby, including the footnotes thereto (all of foregoing being hereinafter collectively called the "Annual Financial Statements"); and


                  (ii) the interim balance sheet of the Company (the "Interim Balance Sheet") as of March 31, 1998 (the "Interim Balance Sheet Date"), and the interim statements of operations of the Corporation for the three
     (3) month period then ended (all of the foregoing, including the Interim Balance Sheet, being hereinafter collectively referred to as the "Interim Financial Statements" and together with the Annual Financial Statements collectively, the "Financial Statements").

          (b) The Financial Statements taken as a whole (A) fairly present in all material respects (subject, in the case of the Interim Financial Statements, to normal, recurring year-end adjustments which are not material individually or in the aggregate) the financial position of the Corporation as of the dates indicated and the results of operations of the Corporation for the periods indicated, (B) (x) have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied throughout the periods covered thereby (subject, in the case of the Interim Financial Statements, to normal, recurring year-end adjustments which are not material individually or in the aggregate) or (y) to the extent not prepared in accordance with GAAP, then footnotes to the Financial Statements will be provided describing in reasonable detail the differences, if any, between the generally accepted accounting principles pursuant to which such Financial Statements were in fact prepared and GAAP and (C) are in accordance with the books and records of the Corporation which have been maintained in a manner consistent with historical practice. All reserves established and set forth in the Interim Sheet are reasonable and adequate.


3.10 ABSENCE OF UNDISCLOSED LIABILITIES.

     The Corporation has no liabilities or obligations of any nature, whether matured or unmatured, known or unknown, or fixed or contingent, except (a) to the extent expressly reflected or reserved against on the Interim Balance Sheet or expressly disclosed in the notes thereto; and (b) liabilities and obligations arising since the Interim Balance Sheet Date in the ordinary Course of business consistent with past practice (other than any Such liability or

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obligation arising from breach of contract, breach of warranty, tort, infringement, or violation of any legal requirement).

3.11 ABSENCE OF CERTAIN DEVELOPMENTS.

     Except as reflected in the Financial Statements or in Schedule 3.11, since the Interim Balance Sheet Date, there has been (i) no material adverse change in the condition (financial or otherwise) of the Corporation or in the assets, liabilities, or properties of the Corporation; (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Corporation; (iii) no waiver of any valuable right of the Corporation or cancellation of any debt or claim held by the Corporation; (iv) no loan by the Corporation to any officer, director, employee or shareholder of the Corporation, or any agreement or commitment therefor; (v) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Corporation; (vi) no material loss, destruction or damage to any property of the Corporation, whether or not, insured; (vii) no labor disputes involving the Corporation and no material change in the personnel of the Corporation or the terms and conditions of their employment; and (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by the Corporation otherwise than for fair value in the ordinary course of business.

3.12 TITLE TO ASSETS.

     The Corporation has good and marketable title to all of the assets reflected as being owned by the Corporation on the Interim Balance Sheet or acquired subsequent thereto (except for inventory sold or otherwise disposed of in the ordinary course of business for fair value and accounts and notes receivable paid in full since the date of the Interim Balance Sheet), free and clear of all encumbrances, except for those encumbrances set forth on Schedule
3.12 and Permitted Liens. Such assets are in good operating condition and repair (normal wear and tear excepted), are adequate and suitable for the uses for which they are used in the Corporation's business, are not subject to any condition which interferes with the economic value or use thereof, and constitute all assets necessary to permit the Corporation to carry on its business after the consummation of the transactions contemplated by this Agreement as generally conducted by the Corporation prior thereto. The term "Permitted Liens" means (i) liens arising by operation of law in the ordinary course of business that, individually and in the aggregate, do not in any material respect interfere with the use of any of the assets subject thereto;
(ii) minor imperfections of title which do not materially detract from the value of the property affected or materially impair the operations of either Corporation; (iii) liens for taxes not yet due and payable; and (iv) landlords liens, if any, relating to leases.

3.13 REAL PROPERTY.

     The Corporation does not own directly or indirectly any real property.

3.14 TAX MATTERS.

     The Corporation has filed all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owed by it, except taxes which have not yet accrued or otherwise become due or for which adequate provision has been made in the pertinent Financial Statements. The provision for taxes on the Interim Balance Sheet is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of the corporation whether or not assessed or disputed. All taxes and other assessments and levies which the Corporation is required to withhold or collect have been withheld and collected and have been paid over when due to the proper governmental authorities.

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With regard to the income tax returns of the Corporation, the Corporation has not received notice of any audit or of any proposed deficiencies from any taxing authority and no controversy with respect to taxes of any type is pending or, to the knowledge of the Corporation, threatened. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Corporation for any year. The Corporation does not conduct any foreign or international operations that would ordinarily Subject it to taxation in any jurisdiction outside of the United States.

3.15 CONTRACTS AND COMMITMENTS.

     Except as set forth in Schedule 3.15, the Corporation (i) is not a party to any contract, obligation or commitment which involves a potential commitment in excess of $100,000 or which is otherwise material and not entered into in the ordinary course of business; and (ii) does not have any employment contracts; stock redemption or purchase agreements; financing agreements; licenses; distributor or sales representative agreements; agreements with officers, directors, employees or shareholders of the Corporation or persons or organizations related to or affiliated with any such persons; leases; agreements relating to product development; or pension, profit-sharing, retirement or stock option plans. Each agreement or understanding set forth on Schedule 3.15 is in full force and effect and constitutes a valid and binding obligation of the Corporation and to the best knowledge of the Corporation, the other party thereto. The Corporation has in all material respects performed the obligations required to be performed by it except for obligations not yet due to be performed and the Corporation is and has not in default received notices that it is in default in any material respect under any such agreement or understanding. There exists no known event or condition which, after notice or lapse of time, or both, would constitute such a default. There are no material defaults by any other party to any such agreement or understanding as to which any notice of default has been given. The Corporation has made available to the Investors correct and complete copies of all documents Set forth on such Schedule.

3.16 PROPRIETARY RIGHTS; EMPLOYEE RESTRICTION.

     The Corporation has disclosed on Schedule 3.16, all copyright registrations, trademark registrations and applications for registration, patents and patent applications, trademarks, trade secrets or other proprietary rights (collectively, "Intellectual Property Rights") used or, to the best of the Corporation's knowledge, to be used in the Corporation's business as presently conducted or contemplated and all licenses, assignments and leases relating to Intellectual Property Rights of others embodied in products of the Corporation. The Corporation has exclusive ownership of or license to use, all Intellectual Property Rights identified in Schedule 3.16 and, to the best knowledge of the Corporation, it has obtained any licenses, releases or assignments to use all third parties' Intellectual Property Rights embodied in products of the Corporation. To the best knowledge of the Corporation, neither the present nor contemplated business activities or products of the Corporation infringe any Intellectual Property Rights of others. The Corporation has not received any notice or other claim from any person asserting that any of the Corporation's present or contemplated activities infringe or may infringe any Intellectual Property Rights of such person. The Corporation has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, manufacturing processes, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted or contemplated. The Corporation has taken all commercially reasonable steps to establish and preserve its ownership of all copyright, trade secret and other proprietary rights with respect to its products and technology, except such rights as the Corporation has reasonably determined are not material to the Corporation's continuing business operations. The Corporation is not aware of any infringement by others of its copyrights or other Intellectual Property Rights to which it has exclusive use in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. The Corporation is not

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making unlawful use of any confidential information or trade secrets of any past or present employees of the Corporation. Except as set forth in Schedule 3.16, neither the Corporation nor, to the Corporation's knowledge, any of the key employees of the Corporation have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers. The activities of the Corporation's employees on behalf of the Corporation do not violate any agreements or arrangements known to the Corporation which any such employees have with former employers.

3.17 EFFECT OF TRANSACTIONS.

     The execution, delivery and performance by the Corporation of this Agreement and the documents executed and delivered in connection therewith will not conflict with or result in any default under any material contract, obligation or commitment of the Corporation, or any charter provision, bylaw or corporate restriction of the Corporation, or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Corporation, except pursuant to this Agreement. The Corporation's execution and delivery of this Agreement and the documents executed and delivered in connection therewith and its performance of the transactions contemplated thereby will not violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Corporation.

3.18 INSURANCE.

     The Corporation maintains valid and effective insurance policies, issued by financially sound and reputable insurers, to insure it against all risks usually insured against by persons or entities conducting businesses similar to that of the Corporation in the locality in which such businesses are conducted. The Corporation has paid all due premiums with respect to all policies of insurance currently maintained by the Corporation.

3.19 SECURITIES ACT REGISTRATION.

     Assuming that the representations and warranties of the Investor contained herein are true, the offer, sale and delivery of the Securities in the manner contemplated by this Agreement are each exempt from registration under the Securities Act and are exempt or will be exempt under applicable state securities or Blue Sky laws regulating the issuance or sale of securities upon the timely filing of notices with the appropriate states.

3.20 BUSINESS; COMPLIANCE WITH LAWS.

     The Corporation (i) is in compliance with, in all respects all legal requirements applicable to it and its business and (ii) has all material federal, state, local and foreign governmental licenses and permits (collectively, "Permits") used or necessary in the conduct of its business. Such Permits are in full force and effect, no violations with respect to any thereof are recorded, no legal proceeding is pending or, to the best knowledge of the Corporation, threatened to revoke or limit any thereof.

3.21 BOOKS AND RECORDS.

     The minute books of the Corporation contain complete and accurate records of all meetings and other corporate actions of its shareholders and its board of directors (the "Board of Directors") and committees thereof. The stock ledger of the Corporation is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Corporation.

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3.22 EMPLOYEE BENEFIT PLANS.

     Each employee benefit plan, program, arrangement, practice or contract, whether formal or informal, maintained or contributed to by the Corporation providing current or retirement benefits or compensation to or on behalf of employees or former employees of the Corporation (the "Benefits Plans"), are in compliance in all material respects with the presently applicable laws.

3.23 SMALL BUSINESS MATTERS.

     The Corporation is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder (the "SBIC Act"), including Title 13, Code of Federal Regulations, Section 121.301. The information set forth in the Small Business Administration Forms 480, 652 and Sections A and B of Form 1031, which have been delivered on or prior to the date hereof to the Investor regarding the Corporation is accurate and complete. The Corporation does not presently engage in, and it shall not hereafter engage in, any activities, nor shall the Corporation use directly or indirectly the proceeds from the sale of the Securities for any purpose for which a Small Business Investment Corporation is prohibited from providing funds by the SBIC Act, including Title 13, Code of Federal Regulations, Section 107.720. The Corporation acknowledges that it has been declared by Chase Capital Partners ("Chase") that Chase is a federal licensee under the SBIC Act.

3.24 INFORMATION SUPPLIED TO THE INVESTOR.

          (a) Neither this Agreement, or the Schedules and Exhibits attached hereto, nor any written document (including the Business Plan, as defined), certificate, projection or statement furnished to the Investor by or on behalf of the Corporation pursuant to this Agreement contains any untrue statement of a material fact, and none of this Agreement, the Schedules and Exhibits attached hereto or such other written documents, projections, certificates and statements omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact relating to the business, prospects, operations, affairs or conditions of the Corporation which adversely affects or in the future may, in the reasonable business judgment of the Corporation, adversely affect the same which has not been set forth in this Agreement or in the Schedules or Exhibits attached hereto or other materials delivered pursuant to this Agreement.

          (b) The projections contained in the Business Plan are based upon assumptions believed by the Corporation to be reasonable as of the date hereof, however the Corporation gives no assurance that the actual operations of the Company will conform to such projections.

          (c) Any disclosure contained in any of the Schedules delivered hereunder, which on its face is clearly and unequivocally applicable to another Schedule to this Agreement, shall be deemed made with respect to such other Schedule.

3.25 BROKERAGE.

     No person or entity acting on behalf or under the authority of the Corporation is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the sale of the Securities.

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3.26 Employees.

     The Corporation has no collective bargaining agreement with any of its employees. There is no labor union organizing activity pending nor, to the best knowledge of the Corporation, threatened with respect to the Corporation. The Corporation is not aware that any officer or key employee intends to terminate his or her relationship with the Corporation, nor does the Corporation have any present intention of terminating the employment of any officer or key employee.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

4.1  REPRESENTATIONS AND WARRANTIES

     Each Investor hereby represents and warrants to the Corporation, severally and not jointly, and only as to itself, as follows:

       (a) All action on the part of such Investor necessary for the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby has been taken and, assuming due execution and delivery by the Corporation, this Agreement constitutes a legal, valid, binding and enforceable obligation of such Investor, subject to: (i) judicial principles respecting or limiting the availability of specific performance, injunctive relief and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

       (b) If the Investor is an entity, trust, pension fund or IRA account
(the "Entity"), the Entity represents and warrants that: (i) such Entity is an existing entity, and has not been organized or reorganized for the purpose of making this investment (or if not true, such fact shall be disclosed to the Corporation in writing along with information concerning the beneficial owners of the Entity), (ii) the undersigned has the authority to execute this Agreement and the Confidential Statement of Investor Suitability attached as Exhibit B hereto and any other documents in connection with an investment in the Securities on the Entity's behalf, and (iii) the Entity has the power, right and authority to invest in the Securities and enter into the transactions contemplated hereby, and the investment is suitable and appropriate for the Entity and its beneficiaries (given the risks and illiquid nature of the investment).

4.2  INVESTMENT.

       (a) Such Investor has been advised that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or registered or qualified under any applicable state securities laws on the ground that no distribution or public offering of the Securities is to be effected, and that in this connection the Corporation is relying in part on the representations of such Investor set forth in this Article IV;

       (b) Such Investor has been further advised that no public market now exists for any of the securities issued by the Corporation and that a public market may never exist for the Securities;

       (c) Such Investor is purchasing the Securities for its own account and not for any other person;

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       (d) By reason of its business or financial experience, such Investor has the capacity to protect its own interest in connection with the transactions contemplated hereunder, is able to bear the risks of an investment in the Corporation, and can afford a complete loss Of such investment;

       (e) Such Investor is aware of the Corporation's business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Securities; and

       (f) Such Investor has had the opportunity to ask questions regarding the Corporation and the Corporation has provided information in response to the questions.

4.3  FEDERAL SECURITIES LAWS.

     In order to enable the Corporation to determine whether the sale of the Securities is exempt from registration under the Act, each Investor represents that it is an Accredited Investor (as defined in Schedule 4.3 hereof), has completed truthfully the appropriate items in the Confidential Statement of Investor Suitability attached as Exhibit B hereto, and is acquiring the Securities for its own account, for investment, and not with a view to, or for sale in connection with, any distribution thereof.

4.4  STATE SECURITIES LAWS.

     The address of such Investor set forth on Schedule I attached hereto is the Investor's true and correct residence or place of business.

                                    ARTICLE V

                          PRIOR OR SIMULTANEOUS ACTIONS

     Before or at the closing of the issuance of the Securities hereunder, the following actions have been or are being taken:

       (a) Certificate of Incorporation. The certificate of designation setting forth the rights and preferences of the Securities and amending the Certificate of Incorporation is being filed with and accepted by the Secretary of State of the State of Delaware.

       (b) Shareholders Agreement. Each Investor that is not currently a party to the Shareholders Agreement is executing and delivering a Joinder Agreement in a form acceptable to the Corporation pursuant to which such Investor shall agree to be bound by the terms of the Shareholders Agreement.

       (c) Authorizing Actions of the Corporation. The Investors are receiving certified copies of all requisite corporate actions taken by the Corporation to authorize its adoption of the amendment to the Certificate of Incorporation, its execution and delivery of the Documents, its performance of its obligations thereunder, and its consummation of the transactions contemplated thereby.

       (d) Shareholder Consent. Holders of 66 2/3's of Series B Preferred and Series C Preferred Stock, as if fully converted, voting as a single class, have consented to the issuance of the Securities.

                                   ARTICLE VI
                          COVENANTS OF THE CORPORATION

6.1  OPERATING PLAN; OTHER REPORTING.

     The Corporation shall prepare and deliver to each Investor holding, together with its affiliate or affiliates, Securities with an aggregate purchase price exceeding $1,000,000 (each a "Qualified Investor") within 30 days after the start of each fiscal year, an operating plan prepared on an annual basis and, promptly after preparation, any material revisions to such operating plan; provided, however that with respect to fiscal year 1998, the operating plan shall be delivered to the Qualified Investor when such plan has been made available to the Board of Directors. In addition, the Corporation shall promptly provide to Qualified Investors other customary information and materials, including, without limitation, reports of material adverse developments, management letters, communications with shareholders or directors, press releases and registration statements.

6.2  AFFILIATED TRANSACTION.

     All transactions by and between the Corporation and any officer, employee or shareholder of the Corporation or persons controlled by or affiliated with such officer, employee or shareholder, shall be conducted on an arms-length basis, shall be on terms and conditions no less favorable to the Corporation than could be obtained from unrelated persons and shall be approved by the Board after full disclosure of the terms thereof, for which purpose the interested party, if a director, and any affiliate of the interested party who is a director, shall not be entitled to vote.

6.3  INSPECTION.

     The Corporation shall, upon reasonable prior notice, permit authorized representatives of each Qualified Investor to visit and inspect any of the properties of the Corporation including its books of account (and to make copies thereof and take extracts therefrom), and to discuss the affairs, finances and accounts of the Corporation with its officers, administrative employees and independent auditors, all at the expense of the Investors and at such reasonable times and as often as may be reasonably requested.

6.4  MATERIAL CHANGES AND LITIGATION.

     The Corporation shall promptly (and, in any event, not later than the date of release of such information to the public generally) notify the Investors or its transferees of any material adverse change in the business, properties, assets, or condition (financial or otherwise) of the Corporation and of any litigation or governmental proceeding or investigation pending (or, to the best knowledge of the Corporation, threatened) against the Corporation or against any officer, director, key employee, or principal shareholder of the Corporation, that materially adversely affects (or if adversely determined, could materially adversely affect) its present or proposed business, properties, assets, or condition (financial or otherwise) taken as a whole.

6.5  EMPLOYEE SHARES.

     The officers and employees of the Corporation to whom, and the times at which, stock options shall be granted by the Corporation, the type of options to be granted, the duration of each option, the price and method of payment for each option, and the vesting schedule of each option shall be determined by the compensation committee of the Board.

6.6 INTEGRATION.

    The Corporation shall not offer, sell or solicit offers to buy or otherwise negotiate with respect to any security (as defined in the Securities Act) that will be integrated with the sale of the Common Stock in a manner that would require the registration of any of the Common Stock under the Securities Act, except in connection with an initial public offering by the Corporation under the Securities Act.

6.7 USE OF PROCEEDS.

    The Corporation shall use the proceeds from the sale of the Securities to support the working capital needs resulting from three recent and/or pending transactions and other general corporate purposes consistent with the strategic business plan of the Corporation (the "Business Plan"). In addition, the Corporation may use a portion of the proceeds to fund additional acquisitions.

6.8 NEGATIVE COVENANTS.

    Without the prior consent of the holders of no less than 66 2/3% of the then outstanding Securities, the Corporation shall not:

     (a) amend the Corporation's Certificate of Incorporation or Bylaws in a manner which adversely affects the rights of the holders of the Securities;

     (b) pay dividends on or make other distributions with respect to any capital stock of the Corporation;

     (c) engage in any business other than the business engaged in by the Corporation as of the date hereof or as contemplated by the Business Plan; or

     (d) increase the number of directors constituting the Board of Directors of the Corporation to more than nine members.

6.9 SHAREHOLDERS AGREEMENT.

     (a) The Corporation hereby agrees to use its best efforts to cause the shareholders of the Corporation that are currently party to the Shareholders Agreement to execute and deliver an amendment to the Shareholders Agreement, pursuant to which the Shareholders Agreement will be amended to include drag-along rights.

     (b) The Corporation hereby agrees to use its best efforts to cause any employee of the Corporation or a subsidiary thereof that is a shareholder of the Corporation that is not currently a party to the Shareholders Agreement to execute and deliver a joinder agreement pursuant to which such employee agrees to be bound by the terms of the Shareholders Agreement.

     (c) The Corporation hereby agrees that any future issuance of shares of capital stock, or options to acquire shares of capital stock, of the Corporation, to any employee of the Corporation or an subsidiary thereof shall be conditioned upon such employee executing and delivering a joinder agreement pursuant to which such employee agrees to be bound by the terms of the Shareholders Agreement, as amended from time to time.

6.10 TERMINATION.

     The covenants set forth in Article VI hereof shall terminate upon the consummation of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Corporation's Common Stock where the aggregate offering price to the public is no less than $20,000,000.00, and the public offering price is not less than $5.00 per share (adjusted to reflect any stock splits, combinations or similar events after the date hereof).

                                   ARTICLE VII

                               REGULATORY MATTERS

7.1  REGULATORY COMPLIANCE COOPERATION.

       (a) If a Regulated Holder determines that it has a Regulatory Problem, the Corporation agrees to take all such actions as are reasonably requested by such Regulated Holder (x) to effectuate and facilitate any transfer by such Regulated Holder of any securities of the Corporation then held by such Regulated Holder to any person designated by such Regulated Holder, (y) to permit such Regulated Holder (or any Affiliate of such Regulated Holder) to exchange all or any portion of the voting securities of the Corporation then held by such person on a share-for-share basis for shares of a class of nonvoting securities of the Corporation, which nonvoting securities of the Corporation shall be identical in all respect to such voting securities, except that such new securities shall be nonvoting and shall be convertible into voting securities on such terms as are requested by such Regulated Holder in light of regulatory considerations then prevailing, and (z) to continue and preserve the respective allocation of the voting interests with respect to the Corporation provided for in the Certificate of Incorporation of the Corporation and this Agreement and with respect to such Regulated Holder's ownership of the Corporation's voting securities. Such actions may include, without limitation,
(x) entering into such additional agreements as are reasonably requested by such Regulated Holder to permit any persons designated by such Regulated Holder to exercise any voting power which is relinquished by such Regulated Holder upon any exchange of voting securities for nonvoting securities of the Corporation; and (y) entering into such additional agreements, adopting such amendments to this Agreement, the Certificate of Incorporation and the By-laws of the Corporation and taking such additional actions as are reasonably requested by such Regulated Holder in order to effectuate the intent of the foregoing. As used herein, "Regulated Holder" means any Investor that is (i) a "small business investment corporation" licensed by the United States Small Business Administration under the Small Business Investment Act of 1958, as amended, (ii) a Regulation Y Holder (as defined below), and/or (iii) subject to any similar, related or successor laws and regulations regulating banks, bank holding companies, small business investment companies and their respective subsidiaries.

       (b) If a Regulated Holder elects to transfer securities of the Corporation to an Affiliate who is, or upon such transfer would become, a Regulation Y Holder (as defined below) in order to avoid or cure a Regulatory Problem, the Corporation shall enter into such agreements with such Regulated Holder and its Affiliates as it may reasonably request in order to assist such Regulated Holder and its Affiliates in complying with all applicable laws. Such agreements may include restrictions on the conversion, redemption, repurchase or retirement of securities of the Corporation that would result or be reasonably expected to result in such Regulated Holder or its Affiliates holding more voting securities or total equity than it is permitted to hold under such applicable laws. As used herein, "Regulation Y Holder" means any Investor that is (or that is a subsidiary of a bank holding corporation that is) subject to the various provisions of Regulation

Y of the Board of Governors of the Federal Reserve Systems, 12 C.F.R., Part 225 (or any successor to Regulation Y), so long as such Regulation Y Holder shall hold such securities.

       (c) If a Regulated Holder has the right or opportunity to acquire any of the Corporation's securities from the Corporation, any other Regulated Holder or any other person or entity (as the result of a preemptive offer, pro rata offer or otherwise), at such Regulated Holder's request the Corporation shall offer to sell (or if the Corporation is not the seller, to cooperate with the seller and such Regulated Holder to permit such seller to sell) such non-voting securities on the same terms as would have existed had such Regulated Holder acquired the securities so offered and immediately requested their exchange for non-voting securities pursuant to Section 7.1 (a) above.

       (d) Before the Corporation redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any securities, the Corporation shall give written notice of such pending action to each Regulated Holder. Upon the written request of any Regulated Holder made within 10 days after its receipt of such notice stating that after giving effect to such action such Regulated Holder would have a Voting Regulatory Problem, the Corporation shall defer taking such action for such period (not to extend beyond 45 days after such Regulated Holder's receipt of the Corporation's original notice) as such Regulated Holder requests to permit it and its Affiliates to reduce the quantity of the Corporation's securities they own or take other appropriate action in order to avoid the Voting Regulatory Problem. In addition, the Corporation shall not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which any Regulated Holder would be required to take any voting securities, or any securities convertible into, or exchangeable or exercisable for, voting securities, which might reasonably be expected to cause such Regulated Holder to have a Voting Regulatory Problem. In no event shall the Corporation be required to cause securities to be registered under the Securities Act or the Securities Exchange Act of 1934, as amended, pursuant to this Section 7.1.

7.2 COVENANT NOT TO AMEND.

    The Corporation agrees not to amend or waive the voting or other provisions of this Agreement or the Certificate of Incorporation or Bylaws of the Corporation if such amendment or waiver would cause any Investor to have a Regulatory Problem, provided that any such Investor notifies the Corporation that it would have a Regulatory Problem promptly after it has notice of such amendment or waiver.

7.3 CERTAIN INFORMATION RIGHTS AND RELATED COVENANTS.

       (a) Upon the request of any Regulated Holder, the Corporation shall promptly:

           (i) provide to such person and the U.S. Small Business Administration (the "SBA") access to its books and records for the purpose of confirming the use of the proceeds of such person's financing and for all other purposes required by the SBA;

           (ii) provide to such person and the SBA a certificate of its chief financial officer (1) verifying the use of such proceeds and (2) certifying compliance by the Corporation with the provisions of this Agreement (provided that such certificate may be truthfully given);

           (iii) provide to such person an assessment, in form and substance satisfactory to such person, of the economic impact of such person's financing, specifying the full-time equivalent jobs created or retained, the impact of the financing on the Corporation's business in terms of expanded revenue and taxes and other appropriate economic benefits, including, but not limited to, technology development or commercialization minority business development, urban or rural business development, expansion of exports and assistance to manufacturing firms;

           (iv) provide to such person such financial statements and other information as such Person may from time to time reasonably request for the purpose of assessing the Corporation's financial condition; and

           (v) furnish to such person all information requested by it in order for it to prepare and file SBA Form 468 or to prepare an assessment of the economic impact of such Person's financing, and any other information requested or required by any governmental agency asserting jurisdiction over such Person.

       (b) For a period of one year following the date hereof, neither the Corporation nor any of its subsidiaries shall change its business activity if such change would render the Corporation ineligible as a "Small Concern" under the Small Business Investment Act and the regulations thereunder.

       (c) The Corporation shall at all times comply with the non-discrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

7.4  CERTAIN DEFINITIONS

     "Affiliate" means any other person or entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such person or entity.

     "securities" means, with respect to any person, Such Person's "securities" as defined in Section 2(1) of the Securities Act of 1933, as amended, and includes such person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such person's capital stock or other equity interests.

     "Regulatory Problem" means, with respect to any Investor, (i) any set of facts or circumstance wherein it has been asserted by any governmental regulatory agency (or a Investor believes that there is a substantial risk of such assertion) that such Investor is not entitled to hold, or exercise any significant right with respect to, the capital stock of the Corporation which it holds or (ii) a Voting Regulatory Problem.

     "Voting Regulatory Problem" shall exist when a person and such person's affiliates would own, control or have the power (including voting rights) over a greater quantity of securities of any kind issued by the Corporation or any other person than are permitted under any applicable law.

                                  ARTICLE VIII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

8.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The representations, warranties, covenants, promises and agreements contained in this Agreement shall survive the Closings and shall remain in full force and effect until the second anniversary of the date of this Agreement.

8.2  INDEMNIFICATION.

     In addition to all other rights and remedies available to the Investors, the Corporation shall indemnify, defend and hold harmless the Investors and its affiliates and their respective partners, officers, directors, employees, agents and representatives against any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense (including legal and accounting fees and expenses related thereto or incurred in enforcing this
Article VIII, but excluding punitive damages) arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of the Corporation contained in any Document or any facts or circumstances constituting any such untruth, inaccuracy or breach.

                                   ARTICLE IX

                            RESTRICTIONS ON TRANSFER

9.1  NONTRANSFERABLE SECURITIES.

     The Securities shall not be transferable except in accordance with the conditions set forth in the Shareholders Agreement.

9.2  RESTRICTIVE LEGEND.

            (a) Each certificate representing, Securities issued hereunder shall (unless otherwise permitted by the provisions of paragraph (b) and (c) below) be stamped or otherwise imprinted with a legend in substantially the following form:

            "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION HAS BEEN OBTAINED TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

            (b) The holder of any Securities by acceptance thereof agrees, prior to any transfer of any Securities, to give, written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section. Each such notice shall describe the manner and circumstances of the proposed transfer. Upon request by the Corporation, the holder delivering such notice shall deliver a written opinion, addressed to the Corporation, of counsel for the holder of such Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonable satisfactory to the Corporation) such proposed transfer does not involve a transaction requiring registration or qualification of such Securities under the Securities Act or the securities or "blue sky" laws of any state of the United States. Such holder of Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered to the Corporation, if the Corporation does not reasonably object to such transfer on the basis that such proposed transfer involves a transaction requiring registration or qualification of such securities under the Securities Act or the securities or "blue sky" laws of any state of the United States and requests an opinion with respect to such issue within five days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such transfer within five days after delivery of such opinion. Each certificate or other instrument evidencing the securities issued upon the transfer of any Securities (and each certificate or other instrument evidencing any untransferred balance of such Securities) shall bear the legend set forth in paragraph (a) above unless (i) in such opinion of counsel registration of any future transfer is not required by the applicable provisions of the Securities Act; or (ii) the Corporation shall have waived the requirement of such legends.

            (c) Notwithstanding the foregoing provisions of this Section, the restrictions imposed by this Section upon the transferability of any Securities shall cease and terminate when (i) any such Securities are sold or otherwise disposed of (A) pursuant to an effective registration statement under the Securities Act or (B) in a transaction contemplated by paragraph (b) above which does not require that the Securities so transferred bear the legend set forth in paragraph (a) hereof; or (ii) the holder of such Securities has met the requirements for transfer of such Securities under Rule 144(k) or any successor statute. Whenever the restrictions imposed by this Section shall terminate, the holder of any Securities as to which such restrictions have terminated shall be entitled to receive from the Corporation without expense, a new certificate not bearing the restrictive legend set forth in paragraph (a) above and not containing any other reference to the restrictions imposed by this Section.

                                    ARTICLE X

                                  MISCELLANEOUS

10.1 EXPENSES

     The Corporation shall pay the legal fees Of O'Sullivan, Graev & Karabell, LLP, counsel to Chase and all other reasonable out-of-pocket expenses incurred by Chase in connection with this transaction, its due diligence investigation of the Corporation, the negotiation of the Documents and the closing of the transactions contemplated by the Documents; provided however; that the amount of such payment or reimbursement by the Corporation shall not exceed $5,000. In addition, the Corporation shall reimburse the Investors for all reasonable costs and expenses (including reasonable attorney's fees) incurred in connection with any modifications or amendments to or any waiver or consent under any of the Documents; provided, however, that the amount of such payment or reimbursement by the Corporation shall not exceed $5,000.

10.2 ENTIRE AGREEMENT.

     This Agreement and the other writings and agreements referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

10.3 NOTICES ETC.

     All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon the seventh day following mailing by registered air mail, postage prepaid, addressed (a) if to the Investor, as indicated on Schedule I attached hereto, or at such other address as it shall have furnished to the Corporation, (b) if to the Corporation, to Genomic Solutions Inc., 4355 Varsity Drive, Ann Arbor, Michigan, 48108, and addressed to the attention of the corporate secretary, or at such other address as the Corporation shall have furnished to the Investors, or (c) if to any other holder of the Securities or of Common Stock issued upon conversion of the Securities at such address as such holder shall have furnished to the Corporation in writing, or, until such holder so furnishes an address to the Corporation, then to and at the address of the last holder of such Securities or shares of Common Stock issued upon conversion of the Securities, who so furnished an address to the Corporation. In addition, any notice delivered to an address outside the United States shall be duplicated by counterpart telex, internet e-mail or facsimile notice (if available).

10.4 DELAYS OR OMISSIONS.

     No delay or omission to exercise any right, power or remedy accruing to any holder of any securities issued or sold or to be issued or sold hereunder, upon any breach or default of the Corporation under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

10.5 ASSIGNMENTS; SUCCESSORS AND ASSIGNS.

     Except in connection with any transfer of Securities in accordance with this Agreement, the rights of each party under this Agreement may not be assigned. The provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors, and administrators of the parties hereto.

10.6 AMENDMENTS.

     The terms and provisions of this Agreement may not be modified or amended, except pursuant to an instrument signed by the Corporation and the Investors holding 66 2/3% of the Securities.

10.7 COUNTERPARTS.

     This Agreement may be executed in any number Of Counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

10.8 HEADINGS.

     The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.9 GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

                                     *****

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed themselves or by their respective representatives thereunto duly authorized as of the date first above written.

                                           GENOMIC SOLUTIONS INC.

                                           By:    Jeffrey S. Williams
                                              ----------------------------------
                                           Name:  Jeffrey S. Williams

                                           Title: President and Chief Executive
                                                  Officer


                          THE INVESTORS SIGNATURES ARE
                    ON THE ATTACHED INVESTOR SIGNATURE PAGES

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                            INVESTOR SIGNATURE PAGE
                            -----------------------

     Please indicate the number of Securities which you would like to purchase. 987,488


     INVESTOR:      Chase Venture Capital Associates, L.P.
                         By:  Chase Capital Partners, its general
                              partner

     /s/ Damion E. Wicker
     ------------------------
     SIGNATURE

     Name: Damion E. Wicker, MD
          ---------------------
          (Please Print)

     Title, if any: general partner
                   ----------------
                    (Please Print)

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                            INVESTOR SIGNATURE PAGE
                            -----------------------

     Please indicate the number of Securities which you would like to purchase. 4,241



          INVESTOR:

          /s/Laverne Styles
          --------------------------
          SIGNATURE

          Name: Laverne Styles
                -------------------
                  (Please Print)

          Title, if any:
                         -------------------
                           (Please Print)

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                            INVESTOR SIGNATURE PAGE
                            -----------------------
     Please indicate the number of Securities which you would like to purchase. 16,870


         INVESTOR:

          /s/ James B. Hoover
         ---------------------------------
         SIGNATURE

         Name: James B. Hoover
              ----------------------------
                (Please Print)

         Title, if any:
                       -------------------
                         (Please Print)

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                            INVESTOR SIGNATURE PAGE
                            -----------------------

     Please indicate the number of Securities which you would like to purchase. 7,069


         INVESTOR:

          /s/ John H. Styles
         ---------------------------------
         SIGNATURE

         Name: John Styles
              ----------------------------
                (Please Print)

         Title, if any:
                       -------------------
                         (Please Print)

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                            INVESTOR SIGNATURE PAGE
                            -----------------------

     Please indicate the number of Securities which you would like to purchase. 75,000


         INVESTOR: American Healthcare Fund II
                   by Capital Health Venture Partners,
                   its General Partner

          /s/ Dan Mitchell
         ---------------------------------
         SIGNATURE

         Name: Dan Mitchell
              ----------------------------
                (Please Print)

         Title, if any: General Partner
                       -------------------
                         (Please Print)

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                            INVESTOR SIGNATURE PAGE
                            -----------------------

      Please indicate the number of Securities which you would like to purchase. 10,286

      INVESTOR:

      /s/ M. G. Bodine
      --------------------------------------
      SIGNATURE

      Name: M. G. Bodine
           ---------------------------------
           (Please Print)

      Title, if any:
                    ------------------------
                         (Please Print)

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                            INVESTOR SIGNATURE PAGE
                            -----------------------
     Please indicate the number of Securities which you would like to purchase.

SEE ATTACHED 16,667


     INVESTOR:  Grove Investment Partners

     /s/ John K. Kerr
     ------------------------------
     SIGNATURE

     Name:  John K. Kerr
          -------------------------
          (Please Print)

     Title, if any: General Partner
                   ----------------
                   (Please Print)

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                            INVESTOR SIGNATURE PAGE
                            -----------------------
      Please indicate the number of Securities which you would like to purchase. 18,379

      INVESTOR:

      /s/ Pearl M. Holforty
      -----------------------------------------
      SIGNATURE

      Name: Liberty Bidco Investor Corporation
           ------------------------------------
           (Please Print)

      Title, if any: President
                    ---------------------------
                         (Please Print)

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                            INVESTOR SIGNATURE PAGE
                            -----------------------

      Please indicate the number of Securities which you would like to purchase. 10,000 shares for $60,000.

      INVESTOR:

      /s/ J. Matthew Mackowski
      --------------------------------------
      SIGNATURE

      Name: J. Matthew Mackowski
           ---------------------------------
           (Please Print)

      Title, if any:
                    ------------------------
                         (Please Print)

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                            INVESTOR SIGNATURE PAGE
                            -----------------------
      Please indicate the number of Securities which you would like to purchase. 6,000

      INVESTOR:

      /s/ Robert G. Shepler
      --------------------------------------
      SIGNATURE

      Name: Robert G. Shepler
           ---------------------------------
           (Please Print)

      Title, if any:
                    ------------------------
                         (Please Print)